EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Met-Pro Corporation 2008 Equity Incentive Plan of our report dated March 19, 2008 with respect to the consolidated financial statements of Met-Pro Corporation included in its Annual Report on Form 10-K for the year ended January 31, 2008 filed with the Securities and Exchange Commission.

/s/ Margolis & Company P.C
Margolis & Company P.C.

Bala Cynwyd, PA

December 8, 2008